As filed with the Securities and Exchange Commission on October 5, 2009
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECHOSTAR CORPORATION
(Exact name of issuer as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	26-1232727 (I.R.S. Employer Identification No.)
100 Inverness Terrace E.
Englewood, Colorado 80112
(Address of principal executive offices)
EchoStar Corporation 2008 Employee Stock Purchase Plan
(Full title of Plan)
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary
EchoStar Corporation
100 Inverness Terrace E.
Englewood, Colorado 80112
(303) 706-4000
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Plans/Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered(1)	Registered(2)	Per Share(3)	Offering Price	Fee
Class A Common Stock, par value $0.001 per share	2,140,000 shares	$17.935	$38,380,900	$2,141.65

(1)
This Registration Statement (the “Registration Statement”) registers an additional 2,140,000 shares of Class A Common Stock, par value $0.001 per share, of EchoStar Corporation, a Nevada corporation (“Shares”) that may be issued pursuant to the EchoStar Corporation 2008 Employee Stock Purchase Plan.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder includes an indeterminate number of Shares that may be issued in accordance with the provisions of the above-referenced plan in connection with any anti-dilution provisions or in the event of any change in the outstanding Shares, including a stock dividend or stock split.

(3)

The price is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee and is $17.935, the average of the high and low prices of the Company’s Shares as reported by the NASDAQ Global Select Market on October 2, 2009.

EXPLANATORY NOTE

         EchoStar Corporation (the "Company," "we" or "us") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register an additional 2,140,000 shares of our Class A Common Stock, that may be issued pursuant to the EchoStar Corporation 2008 Employee Stock Purchase Plan, as amended.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
BY REFERENCE

          A registration statement on Form S-8 (File No. 333-148416) (the "Prior Registration Statement") was filed with the Securities and Exchange Commission ("SEC") on December 31, 2007 registering the issuance of (i) 16,000,000 shares of Class A Common Stock, par value $0.001 per share, of EchoStar Corporation, a Nevada corporation (“Shares”) that may be issued pursuant to the EchoStar Corporation 2008 Stock Incentive Plan; (ii) 360,000 Shares that may be issued pursuant to the EchoStar Corporation 2008 Employee Stock Purchase Plan; (iii) 250,000 Shares that may be issued pursuant to the EchoStar Corporation 2008 Nonemployee Director Stock Option Plan; and (iv) 4,000,000 Shares that may be issued upon conversion of shares of Class B Common Stock, par value $0.001 per share, of EchoStar Corporation, a Nevada corporation, that may be issued pursuant to the EchoStar Corporation 2008 Class B CEO Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.  This Registration Statement is being filed to register an additional 2,140,000 shares pursuant to the EchoStar Corporation 2008 Employee Stock Purchase Plan, as amended.  These additional shares are additional securities of the same class as the Prior Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008;

(b)	The Registrant’s Annual Report on Form 10-K/A for its fiscal year ended December 31, 2008;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009; and

(e)	The Registrant’s Current Reports on Form 8-K filed on February 12, 2009, March 31, 2009, June 4, 2009, July 2, 2009 and September 18, 2009.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8 that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently-filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

Item 8. Exhibits

Exhibit Number	Description

4.1	EchoStar Corporation 2008 Employee Stock Purchase Plan, as amended (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on March 31, 2009, Commission File No. 001-33807).

5.1	Opinion of R. Stanton Dodge (opinion re: legality)

23.1	Consent of R. Stanton Dodge (included in Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP

23.3	Consent of Friedman LLP

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on October 5, 2009.

ECHOSTAR CORPORATION
By	/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) or supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles W. Ergen Charles W. Ergen	President, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 5, 2009

/s/ Bernard L. Han Bernard L. Han	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 5, 2009

/s/ David K. Moskowitz David K. Moskowitz	Director	October 5, 2009

/s/ Michael T. Dugan Michael T. Dugan	Director	October 5, 2009

/s/ R. Stanton Dodge R. Stanton Dodge	Director	October 5, 2009

/s/ Tom A. Ortolf Tom A. Ortolf	Director	October 5, 2009

/s/ C. Michael Schroeder C. Michael Schroeder	Director	October 5, 2009

/s/ Joseph P. Clayton Joseph P. Clayton	Director	October 5, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.1	EchoStar Corporation 2008 Employee Stock Purchase Plan, as amended (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on March 31, 2009, Commission File No. 001-33807).

5.1	Opinion of R. Stanton Dodge (opinion re: legality)

23.1	Consent of R. Stanton Dodge (included in Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP

23.3	Consent of Friedman LLP